APOGEE REPORTS FY18 FIRST QUARTER RESULTS

–	Revenues of $272.3 million were up 10%

–	EPS of $0.56; adjusted EPS of $0.62

–	FY18 guidance prior to acquisition reaffirmed

–	Updated FY18 outlook is for 26-28% revenue growth; EPS of $3.31 to $3.51, adjusted EPS of $3.65-$3.85

MINNEAPOLIS (June 22, 2017) - Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2018 first-quarter results. Apogee provides distinctive solutions for enclosing commercial buildings and framing and displays.

HIGHLIGHTS

–	Revenues of $272.3 million were up 10 percent, vs. prior-year period.

–	Operating income of $24.1 million was down 8 percent before adjustments, vs. prior-year period.

◦	Adjusted operating income of $26.8 million was up 2 percent, vs. prior-year period.

–	Operating margin was 8.9 percent, or 9.9 percent adjusted, vs. 10.6 percent in the prior-year period.

–	Earnings per diluted share of $0.56 were down 8 percent, vs. the prior-year period.

◦	Adjusted EPS was $0.62, up 2 percent, vs. the prior-year period.

–	Completed acquisition of EFCO Corporation on June 12. EFCO has annual revenues of more than $250 million and will be reported in the architectural framing systems segment.

–
Adjusted fiscal 2018 first-quarter results exclude $0.07 per share of amortization of short-lived intangibles associated with the acquired backlog of Sotawall; and $0.02 per share of acquisition-related charges for Sotawall and EFCO; these costs were offset by $0.03 per share of tax impact. See Reconciliation of Non-GAAP Financial Measures at the end of this release.

COMMENTARY
“In the first quarter, we continued to reposition Apogee to deliver more stable future revenue streams and growth through M&A activity and startup of new capabilities,” said Joseph F. Puishys, Apogee chief executive officer. “Revenues grew 10 percent, and adjusted earnings per share grew 2 percent compared to the prior-year period.

“Quarterly results were impacted by factors that were largely anticipated, including lower architectural services revenues,” he said. “We also experienced planned startup costs for the new architectural glass capabilities, which are now largely behind us. The first shipments from this new line occurred on schedule late in the quarter.

“Early in the second quarter, we closed on the acquisition of EFCO, which will accelerate our product and geographic growth strategies,” Puishys said. “We are already pursuing operational best practices to capture $10 to $15 million in annual synergies at EFCO by fiscal 2020.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“In the last six months we’ve made significant progress in our journey to deliver consistently solid performance regardless of economic conditions,” he said. “We’ve completed acquisitions of EFCO and Sotawall, while growing our position in the mid-size building and retrofit sectors. We also continue to introduce new products and our existing businesses have been further penetrating newer geographies.

“Our end markets remain strong based on visibility from our businesses and external metrics, giving us confidence in fiscal 2018 and beyond,” said Puishys. “Our updated fiscal 2018 outlook, which now contains EFCO, includes growth from existing businesses as well as from the acquisition.”

FIRST-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Glass

–	Revenues of $97.7 million were up 5 percent, on mid-size project growth in the United States.

–	Operating income was $9.3 million, down 2 percent.

◦	Operating margin was 9.5 percent, compared to 10.2 percent. Planned costs related to the startup of oversize glass production impacted the operating margin by 100 basis points.

Architectural Framing Systems

–	Revenues of $110.5 million were up 36 percent, including the addition of Sotawall and 8 percent growth from the other segment businesses.

–	Operating income grew to $12.0 million, up 17 percent; adjusted operating income of $14.0 million was up 37 percent.

◦
Operating margin was 10.8 percent, or 12.7 percent adjusted, compared to 12.6 percent. Both the fiscal 2018 operating margin and adjusted operating margin were negatively impacted by approximately $1.1 million or 100 basis points due to a receivable write off related to a customer bankruptcy.

–	Segment backlog grew $10 million from the fiscal 2017 fourth quarter to $255.1 million.

Architectural Services

–	Revenues of $50.2 million were down 20 percent, as expected, on the timing of project activity.

–	Operating income was $0.8 million, down 75 percent.

◦	Operating margin was 1.6 percent, compared to 5.1 percent, due to lower volume leverage on project management, engineering and manufacturing capacity.

–	Segment backlog grew almost $40 million from the fiscal 2017 fourth quarter to $292.9 million.

◦
The longer-term outlook for this segment remains positive, with further backlog expansion anticipated in the second quarter. These first-half additions are anticipated to generate revenue in fiscal 2019 and beyond.

Large-Scale Optical Technologies

–	Revenues of $18.6 million were down 7 percent on the timing of customer orders.

–	Operating income of $4.1 million was down 13 percent.

◦	Operating margin was 21.8 percent, compared to 23.2 percent due to the lower volume.

Financial Condition
Apogee’s capital allocation strategy supports cash returns to shareholders and investments in future growth. Cash dividends in the quarter totaled $4 million, and first-quarter capital expenditures,

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

primarily for productivity and capabilities, were $11.4 million. Debt at the end of the first quarter was $71.4 million, and Apogee expanded its revolving credit facility early in the fiscal 2018 second quarter to fund the $192 million acquisition of EFCO.

FY18 OUTLOOK
“With our strategies to grow through new geographies, new products and new markets, our operations excellence, productivity and product selection initiatives, as well as our outlook for strong free cash flow, we expect continued top- and bottom-line growth in fiscal 2018,” said Puishys. “Our outlook is supported by internal market visibility from backlog, commitments and bidding activity, and positive external metrics, including forecasts for mid-single digit U.S. commercial construction market growth this year.”

Apogee is updating its full-year fiscal 2018 outlook to incorporate the June 12 acquisition of EFCO as well as Sotawall and EFCO acquisition-related charges and amortization of short-lived intangibles associated with backlog.

–	Revenue growth of 26 to 28 percent.

–	Operating margin of 10.5 to 11.0 percent, with addition of EFCO revenues at a mid-single digit operating margin.

◦	Adjusted operating margin of 11.5 to 12.0 percent.

–	Earnings of $3.31 to $3.51 per diluted share.

◦	Adjusted EPS of $3.65 to $3.85.

–	Adjusted earnings guidance excludes the after-tax impact of:

◦	Amortization of short-lived acquired intangibles associated with the acquired backlog of Sotawall and EFCO of $7 million ($0.24 per diluted share).

◦	Acquisition-related costs for Sotawall and EFCO of $2.9 million ($0.10 per diluted share).

–	Capital expenditures of approximately $60 million.

“In fiscal 2018, we look forward to accelerating our growth strategies with the addition of Sotawall and EFCO, while continuing to position Apogee for more stable performance throughout an economic cycle,” said Puishys.

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Apogee will host a teleconference and webcast at 8 a.m. Central Time today, June 22. To participate in the teleconference, call (866) 525-3151 toll free or (330) 863-3393 international, access code 37467550. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on investors, then investors home and then the webcast link on that page. Slides, providing supplementary information related to the webcast, are available at the webcast link. The webcast also will be archived for replay on the company’s web site.

ABOUT APOGEE ENTERPRISES
Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

–	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

–
Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau, a manufacturer of custom aluminum window systems and

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

curtainwall; Sotawall, a manufacturer of unitized curtainwall systems; EFCO, a manufacturer of aluminum window, curtainwall, storefront and entrance systems; Tubelite, a manufacturer of aluminum storefront, entrance and curtainwall products; Alumicor, a manufacturer of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

–	Architectural Services segment consists of Harmon, one of the largest U.S. full-service building glass installation companies.

–	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for framing and display applications.

USE OF NON-GAAP FINANCIAL MEASURES
This news release and other financial communications may contain the following non-GAAP measures:

–
Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share or adjusted EPS”) are included in the Reconciliation of Non-GAAP Financial Measures tables that appear after the accompanying financial tables. The company uses these measures to provide meaningful supplemental information about its operating performance because they exclude amounts that are not considered part of core operating results when assessing performance, and they improve comparability of results from period to period. Examples of items excluded to arrive at these adjusted measures include the impact of acquisition-related costs and amortization of short-lived acquired intangibles associated with backlog.

–
Backlog represents the dollar amount of revenues Apogee expects to recognize in the near-term from firm contracts or orders. The company uses backlog as one of the metrics to evaluate near-term sales trends in its business.

–	Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of the financial strength of the company.

–
Days working capital is defined as average working capital (current assets less current liabilities) multiplied by the number of days in the period and then divided by net sales in the period. The company considers this a useful metric in monitoring its performance in managing working capital.

–
Constant currency revenue excludes the impact of fluctuations in foreign currency on Apogee’s international operations. The company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. Constant currency percentages are calculated by converting prior-period local currency results using the current period exchange rates and comparing these converted amounts to current period reported results.

Management uses these non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measure for comparison with other companies.

FORWARD-LOOKING STATEMENTS
The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) product performance, reliability and quality issues; (F) project management and installation issues that could result in losses on individual contracts; (G) changes in consumer and customer preference, or architectural trends and building codes; (H) dependence on a relatively small number of customers in certain business segments; (I) revenue and operating results that could differ from market expectations; (J) self-insurance risk related to a material product liability or other event for which the company is liable; (K) dependence on information technology systems and information security threats; (L) cost of compliance with and changes in environmental regulations; (M) interruptions in glass supply; (N) loss of key personnel and inability to source sufficient labor; and (O) integration of recent acquisitions. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2017.

Contact:    Mary Ann Jackson
Investor Relations
(952) 487-7538
mjackson@apog.com

(Tables follow)

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended	%
In thousands, except per share amounts	June 3, 2017	May 28, 2016	Change
Net sales	$272,307	$247,880	10%
Cost of sales	202,013	183,452	10%
Gross profit	70,294	64,428	9%
Selling, general and administrative expenses	46,188	38,179	21%
Operating income	24,106	26,249	(8)%
Interest income	167	275	(39)%
Interest expense	444	157	183%
Other income, net	179	256	(30)%
Earnings before income taxes	24,008	26,623	(10)%
Income tax expense	7,904	8,901	(11)%
Net earnings	$16,104	$17,722	(9)%

Earnings per share - basic	$0.56	$0.62	(10)%
Average common shares outstanding	28,851	28,702	1%
Earnings per share - diluted	$0.56	$0.61	(8)%
Average common and common equivalent shares outstanding	28,861	28,895	—%
Cash dividends per common share	$0.1400	$0.1250	12%

Business Segment Information
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended	%
In thousands	June 3, 2017	May 28, 2016	Change
Sales
Architectural Glass	$97,735	$93,360	5%
Architectural Framing Systems	110,492	81,132	36%
Architectural Services	50,150	62,820	(20)%
Large-Scale Optical	18,603	20,028	(7)%
Eliminations	(4,673)	(9,460)	(51)%
Total	$272,307	$247,880	10%
Operating income (loss)
Architectural Glass	$9,322	$9,531	(2)%
Architectural Framing Systems	11,964	10,232	17%
Architectural Services	782	3,181	(75)%
Large-Scale Optical	4,050	4,652	(13)%
Corporate and other	(2,012)	(1,347)	49%
Total	$24,106	$26,249	(8)%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
In thousands	June 3, 2017	March 4, 2017
Assets
Current assets	$297,272	$297,461
Net property, plant and equipment	250,979	246,748
Other assets	230,247	240,449
Total assets	$778,498	$784,658
Liabilities and shareholders' equity
Current liabilities	$173,496	$186,058
Long-term debt	71,400	65,400
Other liabilities	51,773	62,623
Shareholders' equity	481,829	470,577
Total liabilities and shareholders' equity	$778,498	$784,658

Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
In thousands	June 3, 2017	May 28, 2016
Net earnings	$16,104	$17,722
Depreciation and amortization	11,423	7,720
Share-based compensation	1,403	1,390
Other, net	1,317	2
Changes in operating assets and liabilities	(24,335)	(27,318)
Net cash provided by (used in) operating activities	5,912	(484)
Capital expenditures	(11,430)	(17,725)
Change in restricted cash	5,151	—
Net sales (purchases) of marketable securities	1,685	(751)
Other, net	1,742	(1,842)
Net cash used in investing activities	(2,852)	(20,318)
Borrowings on line of credit, net	6,000	—
Shares withheld for taxes, net of stock issued to employees	(1,596)	(1,198)
Dividends paid	(4,002)	(3,560)
Other, net	—	1,893
Net cash provided by (used in) financing activities	402	(2,865)
Increase (decrease) in cash and cash equivalents	3,462	(23,667)
Effect of exchange rates on cash	47	164
Cash and cash equivalents at beginning of year	19,463	60,470
Cash and cash equivalents at end of period	$22,972	$36,967

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures

Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
In thousands, except per share amounts	June 3, 2017	May 28, 2016	% Change
Net earnings	$16,104	$17,722	(9)%
Amortization of short-lived acquired intangibles	2,054	—	N/M
Acquisition-related costs	680	—	N/M
Income tax impact on above adjustments (1)	(899)	—	N/M
Adjusted net earnings	$17,938	$17,722	1%

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
In thousands, except per share amounts	June 3, 2017	May 28, 2016	% Change
Earnings per diluted common share	$0.56	$0.61	(8)%
Amortization of short-lived acquired intangibles	0.07	—	N/M
Acquisition-related costs	0.02	—	N/M
Income tax impact on above adjustments (1)	(0.03)	—	N/M
Adjusted earnings per diluted common share	$0.62	$0.61	2%

(1) Income tax impact on adjustments was calculated using the quarterly effective income tax rate of 32.9%.

Adjusted Operating Income and Adjusted Operating Margin
(Unaudited)
	Thirteen Weeks Ended June 3, 2017
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin
Operating income (loss)	$11,964	10.8%	$(2,012)	$24,106	8.9%
Amortization of short-lived acquired intangibles	2,054	1.9%	—	2,054	0.8%
Acquisition-related costs	—	—%	680	680	0.2%
Adjusted operating income (loss)	$14,018	12.7%	$(1,332)	$26,840	9.9%

	Thirteen Weeks Ended May 28, 2016
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin
Operating income (loss) (1)	$10,232	12.6%	$(1,347)	$26,249	10.6%

(1) Expenses related to amortization of short-lived acquired intangibles and acquisition-related costs are not applicable to the period ended May 28, 2016, and therefore no adjustments have been made.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com